Exhibit 99.1

Good morning.

As the old saying goes, time sure flies when you’re having fun.

I can attest to that. It was five years ago this week that I stood behind this same podium as your soon-to-be CEO. That day I shared my excitement about joining this company, my commitment to agriculture, and my conviction that CHS had tremendous opportunities ahead to add value for our owners.

In each of the subsequent four years, it’s been a pleasure and privilege to come before this annual meeting and share the CHS story of the past 12 months — your company’s story — and to review the tremendous strides we’ve made together. And, in the months between annual meetings, it’s been energizing to work with our member cooperatives, producers, CHS employee team and other partners toward fulfilling our mutual commitment: Helping our owners grow.

This is the commitment that has always defined our cooperative system. It has defined us for over 85 years since our creation by dedicated, visionary cooperative leaders. Defined us through our recent years of tremendous growth. And it’s what will define us over the years and generations to come.

Commitment epitomizes our deeply held rural values: Say what you’ll do and then do what you say. Day in and day out. Not for a few hours, weeks or years, but for the long haul.

When I joined CHS nearly five years ago, the previous CHS leadership team had just defined the “what we’re going to do.” The Aspirations they laid out as part of the 2020 Vision initiative set clear direction for where this company needed to go on behalf of our owners. Back in December 2010, the year 2020 seemed very far away and the 3,309 days of the decade ahead to execute that vision offered an exciting blank slate of opportunity.

But, as I said, time flies and in less than a month 2016 will roll in. And the year 2020 will not be far behind. I think this five-year mark is a great time to report on how well we’ve executed the “doing what we said” side of the commitment equation.

First, we committed to growing the CHS energy platform.

Without question the last five years have been the most exciting period for our energy business since the mid 1940s when this system purchased the refinery at Laurel, Montana, and joined other cooperatives in buying the McPherson, Kansas, operation.

In a few short years:

•                  We’ve become sole owners of the McPherson refinery. And I want to take this opportunity to welcome the employees there who officially joined the CHS team on September 1st.  Would those employees who joined CHS from the McPherson group please stand?

•                  We’ve invested in a new coker and expansion at the Kansas refinery which will increase its capacity to 100,000 barrels per day.

•                  We’ve made and planned upgrades at Laurel that have increased its ability to produce the diesel fuels farmers and other rural customers demand.

•                  We’ve enhanced dependable refined fuels supply through pipeline, rail and storage investments.

In all, we’ve invested more than $2 billion in our petroleum refining, pipeline, storage and distribution systems and — when all of the current projects come on line — we’ll have added nearly the equivalent of another Laurel without purchasing or building a third refinery. And we’ve done all this because you told us you needed more refined fuel to help you grow.

Beyond refining, we’ve added nearly five million gallons of propane storage and made distribution investments, continued to strengthen our lubricants business, and supported safe, dependable distribution through CHS Transportation and our successful Automated Fuel Delivery system. And, today there are 1,500 Cenex-branded retail locations, an 11 percent increase from five years ago.

Our second commitment to you was to grow our global commodities platform. We wanted to ensure that CHS could add value to our member cooperative and producer owners not only at home, but year-around in the ever-changing world marketplace.

And while “global” includes international expansion, ultimately success is about how we can connect our strong U.S. inputs supply and outputs marketing with our own operations to create global enterprise value.

We’ve fulfilled that commitment and in the process transformed CHS for our owners. When we opened our first office in Brazil 12 years ago, we were a U.S. company doing business internationally, primarily in grain marketing. Today, we’re unique. A cooperatively owned, global company with operations and employees in 25 countries. A cooperative with strategic assets and strategic partnerships that keep our U.S. producers and our customers in 70 countries in the market every day of the year.

In the past five years, we’ve expanded our grain marketing infrastructure around the world and here at home. We’ve connected with our member-owners through domestic grain origination projects and river terminals like the one at Peru, Illinois, featured in one of today’s videos. We’ve boosted our export capacity, most notably through the recently completed upgrade and expansion at Kalama, Washington, with our partner, Cargill.

And we’ve established a CHS presence for our owners — literally in the four corners of the world. Inland grain gathering infrastructure in South America and a partnership in a critically located port facility that just came on line at Sao Luis, Brazil. In Europe, you own an export terminal in Constanta, Romania and are a partner in one at Odessa, Ukraine, through a joint venture. There’s a new Danube region relationship with a French cooperative. All of these have strengthened our ability to move grain from Eastern Europe to the world.

We’ve also grown our Asia-Pacific presence, the destination for the majority of grain we export. CHS offices in Asia link our origination with those markets. Soon our port at Nantong, China, will boost our ability to serve processors and other customers in that vast nation.

Growing our global commodities footprint extends beyond grain. In recent years, we’ve built a strong domestic fertilizer storage, logistics and distribution network — working through 750 member cooperatives. We have a worldwide network of fertilizer suppliers serving both U.S. producers and, increasingly, farmers in the international regions from which we source grain. We’re also selling renewable fuels to markets around the world.

And this year, we announced a commitment of a magnitude on par with buying those refineries in 1943. In February we’ll invest $2.8 billion in CF Industries Nitrogen, LLC. In doing that, we’ve completed the “say what you’ll do and do what you say” journey that began more than three years ago when we committed to secure an ownership stake in nitrogen fertilizer manufacturing that not only enhanced supply, but created patronage opportunities for eligible owners.

As you know, in keeping this commitment we spent considerable time exploring our options, including the option of building our own manufacturing plant. We knew we had to make the best possible investment, not only for current owners, but for generations to come. And hopefully 80 years from now at this meeting, someone standing at this podium will say “I can’t believe the board had the courage and vision to make that investment.”

We’re excited about the tremendous opportunity we have to add direct economic value for our member cooperative- and producer-owners through the CF Nitrogen investment beginning in fiscal 2016.

Our final business-focused aspiration committed us to finding more ways to add value to what our owners grow — with a focus on food and food ingredients.

We’re now doing that in more ways than ever, not only in the food and ingredients business, but beyond.

We’ve grown our soy processing platform, investing in and acquiring new facilities that have expanded our soy flour production capacity and ability to serve a broad range of food and ingredients markets. This has been a great complement to our well-established crushing, refining and ingredients operations in Minnesota. And our Ventura Foods joint venture — our link to food service, food manufacturers and consumers of vegetable oil-based products — is nearing its 20th anniversary as a great contributor to your value-added success.

On the wheat side, the Ardent Mills joint venture is now 18 months old and delivering excellent results for our member co-ops and producers who are its primary wheat source, as well as its customers across North America. Ardent Mills also grew this year with acquisition of a Canadian plant. I hope you had the chance yesterday to get a taste of this business at the very exciting mobile Innovation Center in our expo area.

We’re continuing to deliver value through our sunflower business — this year all the way to CHS Field — and we recently acquired a northwest Minnesota canola processing plant.

I’ve just ticked off a long list of actions we’ve taken on behalf of our owners. And there are more to come. As we’ve told you, between 2011 and 2019 we have or expect to make more than $11 billion in investments in current or new businesses on your behalf.

Beyond investments, we’re capturing what I consider to be one of our greatest opportunities — maximizing the value of the diverse CHS cooperative system that you own. That’s true inside CHS as we find ways for our diverse business units to work together to gain efficiencies, share knowledge and add more value for our customers. And it’s increasingly true as we connect our farmer- and cooperative-owners to value from field to the marketplace.

As you’ll see in the video following my remarks, our two recently acquired Illinois ethanol plants are far more than a place to produce fuel. They’re a great example of your system’s ability to connect the value dots from inputs, fuel and other energy products needed to grow a crop, to marketing grain, and on to value-added processing; not only to ethanol, but to DDGS, corn oil and more. Local investments and partnerships in crop nutrients and a new river terminal are now underway with independent member co-op and CHS owner Northern Partners.  This will further strengthen this value chain.

These are the “whats” of commitment.  More important are the “whys.” As a cooperative, owned by those who use and benefit from what we do, the why is easy. It’s adding value for you, our 1,100 member cooperative owners and your more than 500,000 local producer-owners, and the 75,000 CHS producer-members.

It’s a two-fold commitment.  First, to keep providing member cooperatives with choices that work for you and your local marketplace. That may mean buying energy, fertilizer or other products from CHS or marketing grain through us, ultimately sharing in the economic benefits of doing business with the company that you own.

It may mean choosing to work with us more formally. In the last five years, we’ve invested more than $125 million in nearly three dozen strategic projects and programs with member cooperatives including numerous successful joint ventures in energy, fertilizer and grain to better serve our owners. These are great ways for independent, local cooperatives to still gain the benefits of aligning with CHS.

And, if a local board and local members decide it’s the right decision for them, it means a choice to become fully part of CHS through Country Operations. This is the roadmap that we’ve used for the past five years and the one that we will use for the five years ahead. So, as you plan your cooperative’s strategy, you can do so with complete transparency from the company you own.

We’re committed to giving you these choices and other innovative opportunities and tools that help you build a strong local future. As the late Yogi Berra said, “When you see a fork in the road, take it.” We just want to give you all of the information we can so you can take the fork that best fits your cooperative.

As many of you have heard me say, CHS will never tell you what your strategy should be.  The market place will. When you ask what it will take to be relevant to the next generation of patrons and act accordingly, your cooperative will thrive and our system will grow.

The choices that CHS provides are merely the tools accomplish this goal.

Second, it’s about a commitment we all share to building a strong future.

At the root of our cooperative structure is the recognition that together we can be more, achieve more and succeed more. To have strong producers, we need strong cooperatives at the local level. We need a strong CHS. Each of these links depends on the others to stay strong.

We are more together.

Being more together goes beyond the business we do today. It’s about our mutual commitment to tomorrow.

This summer 500 of you joined us for owner Town Hall meetings. These were great forums for hearing what was on your minds and for talking about current and future challenges, and how CHS can help keep producers and cooperatives strong. Across 15 meetings, your message was consistent:

•                  You want us to work with you to build awareness and pride in the cooperative value story

•                  You want support to build awareness and pride among next generation producers and employees

•                  And, most of all, you want support to remain relevant in your marketplace — including products, services and technology that help you “run faster than the farmer.” You also asked us to be your voice on critical government and regulatory issues.

We listened and we’re acting. If you spent time in our Expo or attended one of more than 50 breakouts yesterday, you felt it. If you look around at the 170 New Leaders in this auditorium, you sense our commitment to the next generation. We’re acting through local programs that build awareness and pride in cooperatives including our CHS Farm Family of the Year programs at 25 universities. And, we’ll be surveying next generation producers’ to how they view cooperatives so we know how to be more relevant, more valuable and better able to attract them as customers and leaders.

We’re also gearing up to tell the cooperative economic value story. We’ve commissioned a study to capture data that validates what we all know: Co-ops are the economic engine of many rural communities. We plan to share those results with you in the first half of 2016 and, more important, use them to help tell this great cooperative story to Washington, DC, and beyond.

We’re also committed to keeping the conversation going with you. We’ll be back on the road with another Town Hall series at about 10 locations late this winter. Watch for information. Our intent is to conduct that number of meetings each year, visiting each geography every other year. This will ensure that we stay connected to our owners and are there when you have something new to say.

Say what you’ll do. Do what you say.

More than five years ago we told you what we were going to do. I’ve just presented a report card on the “how” our businesses delivered on that commitment.

We’ve also done what we set out to do economically. Our revenues have grown 37 percent. Our CHS net income increased by 56 percent.  Even as our annual earnings, revenues and cash returns to owners have fluctuated, we’ve raised the bar. For the five-year period of 2006-10, the annual average of those three key financial metrics looked like this:

Compare that to this most recent five-year period. Our average annual earnings for this period are more than $1 billion on average revenues of nearly $40 billion.  And over the past five years we’ve returned an average $485 million in cash to our owners each year.

Just five years ago, those averages would have been records. Clearly we’ve raised the bar, achieving new levels of economic value for you, our owners, even as we’ve made record investments and stayed financially strong.

When you ask your owners how you can help them grow and then act on that feedback, it creates a very powerful bond between those owners and the 12,500 CHS employees who are focused every day on their success.

Now, the inevitable “what’s next?”

Simply put, we’ll keep doing what we’ve been doing: Looking for opportunities to add value, to remain relevant to you and, most important, to help you remain relevant to your member-owners.

We’re now in a softer economic environment. We knew it was coming and, if you recall, started talking about it at the 2013 annual meeting. This is the ag and energy world we’ll live in for the next few years. Fortunately, coming off of the recent boom times, the majority of farmers, local retailers and agribusinesses like CHS have the balance sheet strength to meet the challenge.

Nonetheless, it’s a given that these kind of cycles prompt change and consolidation — on the farm and across the agribusiness spectrum. Consider current demographics. The average farmer is more than 58 years old, about the same as the average member cooperative manager. USDA projections show the number of agricultural co-ops continuing to decline through mergers and other events.

There’s change ahead and with that comes the opportunity to do things differently and deliver value in new ways. But rest assured, whatever we do, we’ll do it with prudence, with an eye on maintaining our solid balance sheet and with a focus on delivering value to you. In moving forward we will be prudent. As Tim told you, even with the record CF Nitrogen investment we have growth capacity to capture opportunity for you.

In early 2016 we’ll revisit the CHS Aspirations for some fine tuning. We’ll take our time — and there will be a lot of strategic conversation involving the CHS Board and management — and do this thoughtfully over the next several months.

And while I can’t predict the outcome, I can tell you two things.

First, don’t expect a dramatic change of course. We won’t pursue divergent strategies or investments. With 14 businesses, there are plenty of ways to build on what we have and capture our strengths as an enterprise.

Second, our future probably resembles our past — but more so. With challenges come opportunity in these choppy waters, and CHS will be moving quickly and decisively to capture opportunities that keep your cooperative system on the leading edge. Because as long as farmers and ranchers, and the cooperatives that represent them, need high-quality inputs to raise feed and food, CHS will be there to deliver. And as long as our owners need secure access to markets, CHS will deliver.

So what might that look like? Let’s dream a little.

I see CHS as a premier supplier of agronomy products and services in the U.S.; with a business model that anticipates the needs of our next generation of producers, customers and owners.

When 2015 began, we took a significant step in growing our CHS agronomy business by acquiring an ownership stake in the crop protection company West Central. I’m convinced this relationship — combined with our proprietary crop nutrients products, agronomic expertise, and ability to leverage data — will help us harness the power of precision agriculture and be a leader in the agronomy space. Combine that with our investment in fertilizer manufacturing and your system is positioned to be a market leader. In our first year, we’ve achieved a 28 percent return on our investment in West Central.

I see us as a leader in rural America risk management, providing full-service offerings in insurance, hedging and financing for our owners.

I see us growing capacity to supply our owners with the energy they need to plant, grow, harvest and move a crop.

I see us creatively linking our North American and global grain origination and supply platforms to customer demand around the world.

I see us continuing to build out enterprise-focused processing platforms that add value for producers in all of our core crops.

And, most of all, I see all of this this taking place through our cooperative business model. Through the business that you own. In a space no one else in agriculture or energy can claim.

As owners and customers, your daily experience with CHS and our ability to deliver value both short- and long-term are what matters most.

But to underscore our commitment to you, I want to share a bit about what’s going on “under the hood” to add value for you.

As I stand at this microphone, we’re literally turning the ignition for startup of the first phase of CHS United, our Enterprise Resource Platform project.

Does this matter to you?

Yes, it does. It’s a critical step that ensures CHS has the information and technology platform to conduct our daily business efficiently and effectively both today and well into the future. As I said, we’ve reached what we call the first “go live” after two years of preparation and as we sit here 14 million records are being transferred to our new platform! While there’s much work ahead, this is a landmark moment in your company’s history and, I believe, for you as owners.

Most important, we’re ensuring each of our 12,500 CHS employees is ready to play their own roles in “saying what you’ll do and doing what you say.”

That means making employee education and leadership development our priorities. This year, more than 3,200 employees took part in one or more CHS Leadership Academy programs to build knowledge and skills that not only make them better at what they do today, but prepare them to be leaders tomorrow.

It also means committing to keeping our great CHS culture strong as we grow. Many of you have heard me say this. When I came to CHS, learning our culture was pretty easy. You looked to your fellow employees for role models. But as we’ve more than doubled our employee numbers in the last five years, we can no longer pass on our culture informally. So this year we defined what it means to “be” CHS.  Our Leadership Expectations spell out how we act with integrity and accountability, keep our owner focus, grow talent and leadership, and collaborate across the CHS enterprise.

These people-focused efforts, like our business and technology investment, are vital to our commitment to you. They’re a commitment that, even as CHS grows, you can count on a knowledgeable CHS team that serves you with the highest level of integrity.

So what does commitment look like today and as we move forward?

Commitment is spending $555 million on a new refinery coker when crude oil drops below $50 a barrel because we’re looking far beyond this year’s earnings to long-term needs.

Commitment is investing $2.8 billion to secure economic returns for our owners in fertilizer manufacturing for generations to come.

Commitment is being there. Every day. It’s about providing our owners with choice — whether it’s in products, services, market opportunities or their relationship with CHS.

Commitment is not transitory. It’s having perseverance whether markets are booming or whether we’re navigating economic challenges together.

Commitment is always finding the right way forward. To recognize roadblocks, back up when necessary and look for a new route to our destination.

Commitment is living the core rural value of saying what you’ll do and then doing it. And doing it right. Always.

That’s a value we share. And it’s a formula that works. The proof is in the results I’ve shared. And it’s happened because we are connected. You told us what you need to grow; we delivered against that and at the same time provided record economic returns.

I believe the past five years have been an example of this cooperative system at its finest. I’m proud and humbled to have had the opportunity to be part of it. To be part of the commitment we all make together. Today and every day. Thank you.